Exhibit (11)

[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

March 4, 2011

Ivy Funds

6300 Lamar Avenue

P.O. Box 29217

Shawnee Mission, Kansas 66201-9217

Re:	Ivy Funds

Ladies and Gentlemen:

We have acted as special Delaware counsel to Ivy Funds, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the issuance of Shares in the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated as of November 13, 2008 (the “Governing Instrument”).

We understand that pursuant to the Agreement and Plan of Reorganization (the “Plan”) to be entered into by and between the Trust on behalf of the Ivy Capital Appreciation Fund (the “Acquired Fund”), a series of the Trust, and the Trust on behalf of the Ivy Large Cap Growth Fund (the “Acquiring Fund”), a series of the Trust, Class A shares, Class B shares, Class C shares, Class E shares, Class I shares and Class Y shares (collectively, the “New Shares”) of the Acquiring Fund will be issued to the Acquired Fund in exchange for all of the assets of the Acquired Fund, and in turn the Acquired Fund will distribute the New Shares to its shareholders in connection with the liquidation and termination of the Acquired Fund.

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Plan; the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on November 13, 2008; the Governing Instrument; the By-Laws of the Trust; the draft Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Proxy/Prospectus”); the Unanimous Written Consent in Lieu of the Organizational Meeting of the Trustees of the Trust effective as of November 13, 2008 (the “Organizational Consent”); the Organizational Minutes of the Board of Trustees of the Trust dated November 12, 2008 and approved February 25, 2009 (the “Organizational Resolutions” and together with the Organizational Consent, the “Organizational Actions”); resolutions prepared for adoption at a meeting of the Board of Trustees held on February 18, 2011 relating to the approval and authorization of the Plan by the Board of Trustees

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March 4, 2010

(the “Approval Resolutions” and together with the Organizational Actions, Governing Instrument, the By-Laws of the Trust and the Proxy/Prospectus are herein referred to as the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents, and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders (including the due adoption by the Board of Trustees of the Organizational Actions and the Approval Resolutions and the due execution and delivery by the Trust on behalf of both the Acquiring Fund and the Acquired Fund of the Plan prior to the first issuance of the New Shares pursuant to the Plan); (iii) the payment of consideration for the New Shares, and the application of such consideration, as provided in the Governing Documents and the Plan, and the satisfaction of all conditions precedent to the issuance of the New Shares pursuant to the Governing Documents and the Plan and compliance with the other terms, conditions and restrictions set forth in the Governing Documents and the Plan, in connection with the issuance of the New Shares (including, without limitation, the approval of the Plan and the transactions contemplated thereby by the requisite shareholder vote of the Acquired Fund and the taking of all appropriate action by the Board of Trustees to designate the Acquiring Fund as a Series of the Trust and to designate Classes of Shares to be issued under the Plan and the rights and preferences attributable thereto prior to the issuance thereof); (iv) that no event has occurred that would cause a termination or dissolution of the Trust or the Acquiring Fund under Section 8.2 of Article VIII of the Governing Instrument; (v) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; (vii) that the final form of the Plan will be in the form approved by the Board of Trustees; (viii) that appropriate notation of the names and addresses of, the number of the New Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; and (ix) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to, or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Proxy/Prospectus or any other registration or offering documentation relating to the Trust, the Acquiring Fund or the New Shares. As to any

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facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the New Shares of the Acquiring Fund to be issued and delivered to the Acquired Fund pursuant to the terms of the Plan, upon issuance, will be validly issued, fully paid and, except as set forth in the Acquiring Fund Prospectus (as defined in the Plan), non-assessable.

With respect to the foregoing opinion, we note that under Section 4.5 of Article IV of the Governing Instrument, the Board of Trustees has the power to cause each Shareholder or each Shareholder of any particular Series to pay directly for certain charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Board of Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Proxy/Prospectus (or an amendment thereto). In giving this consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering
Louis G. Hering